Exhibit 10.12

PROMISSORY NOTE

$5,100,000.00	July 22, 2013
Oklahoma City, Oklahoma

FOR VALUE RECEIVED, FOUNDATION HEALTH ENTERPRISES, LLC, a Delaware limited liability company (“Maker”), having a notice address of 14000 N. Portland Ave., Oklahoma City, Oklahoma 73134, promises to pay to the order of VALLIANCE BANK (“Lender”) at 1601 Northwest Expressway, Oklahoma City, Oklahoma 73118, or such other place as may be designated in writing by Lender, on or before the Maturity Date (as hereinafter defined), the principal sum of FIVE MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,100,000.00) or so much thereof as may be advanced hereunder, together with interest at the rates stated herein on such outstanding principal amount, payable as follows:

Prior to the Maturity Date, the unpaid principal amount from time to time outstanding under this Note shall bear interest from the date hereof at a fixed rate ten percent (10.00%). Interest shall be computed on the actual number of days elapsed on the basis of a 360 day year.

Maker shall repay the indebtedness evidenced by this Note in (i) quarterly installments of interest only on October 15, 2013, and the 15th day of each January, April, July and October thereafter until the Maturity Date, and (ii) one installment of principal equal to one-seventh (1/7th) of the principal amount advanced under the Term Note, which shall be due on August 15, 2014.

This Note shall mature on the earlier to occur of July 22, 2015 or acceleration of this Note after default after applicable notice and cure period, if any, without cure, at which time all outstanding and unpaid principal and all accrued and unpaid interest on this Note shall be due and payable (the “Maturity Date”).

If a payment under this Note is fifteen (15) days or more late, Lender will be entitled to assess a late payment charge of five percent (5.00%) of the unpaid portion of the regularly scheduled payment, or Twenty-five Dollars ($25.00), whichever is greater, which late charge shall be due and payable immediately.

The indebtedness evidenced by this Note is governed by and secured pursuant to a Loan Agreement of even date herewith by and between Maker and Lender (the “Loan Agreement”) and certain security agreements, pledge agreements, control agreements and other collateral documents executed pursuant to the Loan Agreement (collectively, the “Security Instruments”). Reference is made to the Loan Agreement and the Security Instruments for a statement of other terms and provisions regarding the indebtedness evidenced by this Note, including without limitation terms governing when mandatory prepayments of principal shall be made on this Note, when Maker shall be entitled to a partial refund of interest from Lender, what shall constitute an “Event of Default” and the rights of the Lender to accelerate the Maturity Date of this Note and enforce its rights to collect amounts outstanding under this Note, all of which terms and conditions are incorporated into this Note by reference and shall be controlling over any provision of this Note to the contrary.

If any Event of Default occurs and is not cured within the applicable cure period described in the Loan Agreement, in lieu of the interest rate provided in this Note, all sums owing by Makers to Lender in connection herewith shall bear interest at the rate equal to five percent (5%) per annum in excess of the interest rate set forth above, accrued from the date after the applicable grace period to cure the Event of Default, to the date on which such Event of Default is cured.

Upon an Event of Default which has not been timely cured as provided in the Loan Agreement, at the option of the holder hereof, the entire indebtedness hereby evidenced shall become due, payable and collectable then or thereafter as the holder may elect, regardless of the date of maturity thereof. Notice of the exercise of such option is hereby expressly waived.

The undersigned agree that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder’s rights hereunder, the undersigned will pay to the holder hereof its reasonable attorney’s fees, together with all court costs and other expenses paid by such holder.

All payments on this Note shall be made in legal tender of the United States of America or other immediately available funds at Lender’s or other holder’s address as shown herein or otherwise indicated and any such payment will not be deemed to have been made until it is received by the holder of this Note in collected funds.

The makers, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, any renewal (whether one or more) hereof, and any release of any such party liable for payment of this Note without notice to any such party and without discharging the said party’s liability hereunder.

The failure of the holder hereof to exercise any of the remedies or options set forth in this Note or in any instrument securing payment hereof, upon the occurrence of one or more of the Events of Default shall not constitute a waiver of the right to exercise the same or any other remedy at any subsequent time in respect to the same or any other Event of Default. Acceptance by the holder hereof of any payment which is less than the total of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing remedies or options at that time or at any subsequent time, or nullify any prior exercise of any such remedy or option, without the express consent of the holder hereof, except as and to the extent otherwise provided by law.

[signature on attached page]

This Note is to be construed according to the laws of the State of Oklahoma.

IN WITNESS WHEREOF, the undersigned have executed and delivered this instrument effective as of the date first written above.

“ MAKER”:	FOUNDATION HEALTH ENTERPRISES, LLC, a Delaware limited liability company
By FHE Manager, LLC, a Delaware limited liability company, Manager

	By:	/s/ Robert M. Byers
		Name:	Robert M. Byers
		Title:	Manager

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